Exhibit (c)(17) --CONFIDENTIAL --Board of Directors Discussion Materials Project Venus July 5, 2017

--CONFIDENTIAL --Disclaimer (Centerview Partners) This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Special Committee of the Board of Directors of HSN, Inc. (“Hero” or the “Company”) in connection with its evaluation of a proposed transaction involving the Company and for no other purpose. The information contained herein is based upon information supplied by Hero and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by the Company. Centerview has relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning the solvency or fair value of the Company or any other entity. With respect to financial forecasts, including with respect to estimates of potential synergies, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to its financial performances, and at your direction Centerview has relied upon such forecasts, as provided by the Company’s management, with respect to the Company, including as to expected synergies. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of the Company. Subject to the last sentence of this paragraph, Centerview explicitly disclaims responsibility for any advice, work product or analysis contained herein prepared by Goldman Sachs & Co. LLC., including any slides, or analyses within slides, labeled “Goldman Sachs Perspective” or “Goldman Sachs.” The foregoing provision shall not be construed in any way to limit Centerview’s responsibility for any of its work product included in any materials jointly prepared by Centerview and Goldman Sachs & Co. LLC. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Special Committee of the Board of Directors of the Company (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of the Company or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview. 1

--CONFIDENTIAL --Disclaimer (Goldman Sachs) These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Special Committee of the Board of Directors (the "Special Committee") of Hero (the "Company") in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. 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--CONFIDENTIAL --Agenda Overview of Transaction 1 Overview of Financial Projections 2 Summary of Financial Analysis 3 Pro Forma Considerations 4 GCI-Lion Transaction Considerations 5 Financial Analysis Detail 6 Supplementary Reference Materials 3

Overview of Transaction Section 1

-- CONFIDENTIAL --

Overview of Lion's Proposal

Proposal Summary

Exchange Ratio	**1.650x**
Implied Headline Offer Price	**$40.36**
Diluted Shares Outstanding	53.6
Headline Equity Value	**$2,161**
(Less): Cash	(48)
Plus: Debt	529
Headline Enterprise Value	**$2,642**

Pro Forma Ownership[(1)]

Economic	Queen Shareholders	89%
	Memo: John Malone[(2)]	5%
	Hero Shareholders (Non-Queen S/H)	11%
Voting	Queen Shareholders	93%
	Memo: John Malone[(2)]	35%
	Hero Shareholders (Non-Queen S/H)	7%

Proposal Statistics

Current Share Prices	Hero Share Price		$31.30
	Queen Share Price		$24.46
	Implied Exchange Ratio		1.280x
Premiums	Current		28.9%
	30-Day VWAP	$32.60	23.8%
	90-Day VWAP	$35.19	14.7%
	52-Week High (07/12/16)	$52.99	(23.8%)
	52-Week Low (06/21/17)	$30.95	30.4%

Multiples

Revenue	LTM Revenue	$3,536	0.75x
	2017E Revenue[(4)]	3,515	0.75x
Comparable EBITDA[(3)]	LTM Comp. EBITDA	$269	9.8x
	2017E Comp. EBITDA[(4)]	262	10.1x
Adj. EPS	LTM Adj. EPS	$2.48	16.3x
	2017E Adj. EPS[(4)]	2.35	17.2x

Source: Public filings and Hero Management. Market data as of July 5, 2017.
Note: Dollars in millions. Balance sheet information as of March 31,2017. LTM metrics as of March 31, 2017.
(1) Hero ownership represents non-Queen shareholders' ownership only. Hero share capitalization info per Hero Management as of June 29, 2017. Queen share capitalization info per Queen Management as of June 30, 2017.
(2) As of April 4 2017, Mr. Malone had sole voting power over 27.2mm Class B shares of Queen (10 votes per share) and 0.4mm Class A shares (1 vote). Mr. Malone also had shared voting power over 0.5mm additional class B shares.
(3) Comparable EBITDA is after deduction of stock based compensation expense.
(4) Based on Hero Management's 2017 outlook.

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Overview of Financial Projections Section 2

--CONFIDENTIAL --Hero Management’s 2Q Outlook Hero Management currently expecting to miss consensus EBITDA by ~8% $ Favorable / (Unfavorable) % Favorable / (Unfavorable) Consensus(1) Forecasted Cornerstone Revenue 285.9 294.7 8.8 3.1% % YoY Growth (2.7%) (4.1%) (1.4 pp) % Margin 35.9% 35.7% (14 bps) % Margin % YoY Growth 8.4% (15.4%) 7.8% (22.2%) (56 bps) (6.8 pp) (2.7 pp) % YoY Growth (20.3%) (23.0%) Source: Hero Management. Note: (1) Dollars in millions. Hero revenue and EPS represent Factset Consensus. All other consensus figures calculated as the average of: AEGIS Capital, BofA, Citi, Craig Hallum, FBR, Maxim, Sidoti, UBS and Wunderlich. Adjusted EBITDA is before deduction of stock based compensation expense. 7 (2) Adj. EPS$0.59$0.57($0.02)(3.4%) Adj. EBITDA(2) $69.7$64.1($5.6)(8.0%) Gross Profit$298.3$292.8($5.5)(1.8%) Total Revenue$831.6$819.5(12.1)(1.5%) HSN Revenue$545.4$525.2($20.2)(3.7%)

--CONFIDENTIAL --Queen Management’s 2Q Outlook Below does not include impact of recent distribution center outage expected to reduce revenue and EBITDA by $20-$25mm and $3-$5mm, respectively, in 2Q Queen expects to recover half of the revenue loss in 3Q, with the other half estimated to be non-recoverable Current 2Q17 Outlook(1) Outlook vs. Prior Year Outlook vs. Budget(2) Outlook vs. Consensus(3) Queen International 621 (2.1%) (2.1%) 0.7% zulily 367 0.2% (12.2%) (1.8%) Queen International 108 8.4% 2.7% 9.9% zulily 24 (23.2%) (31.7%) (16.0%) Source: Wall Street Research and Queen Management. Note: (1) (2) (3) Dollars in millions. Adjusted EBITDA is before the deduction of stock-based compensation expense. Current outlook based on USD figures as of June 20, 2017. Based on constant currency. Per Queen Management. 8 Total Queen Group$486(1.6%)(2.7%)1.5% Total Queen$462(0.2%)(0.6%)2.0% Queen U.S.$354(2.6%)(1.6%)(0.2%) Adjusted EBITDA Total Queen Group$2,375(2.2%)(3.8%)(1.2%) Total Queen$2,008(2.6%)(2.1%)(0.8%) Queen U.S.$1,387(2.9%)(2.1%)(1.5%) Revenue

-- CONFIDENTIAL --

Overview of Hero Management's 2017 Outlook

Based on performance YTD, Hero Management has formulated an updated view of FY'17E

Management's Current Outlook for 2017

- Net Sales of $3,515mm (down 1.5% vs. year ago and 3.3% vs. plan)
- EBITDA of $283mm (down $16mm vs. year ago and $20mm vs. plan)
- Overall assumptions consistent with the 2017 business outlook presented to the Board on May 24 with minor updates
- Updated for the latest 2Q outlook
  - —Cornerstone EBITDA up $5mm for 2017, reflecting recent momentum
  - —Includes $5mm of in-process operating expense cost savings
- This scenario assumes Hero gets to positive sales (+0.5% vs. year ago) on the HSN segment in the second half
  - —Represents a trend change of more than +500bps vs. the first half

Current Outlook vs. Plan and Prior Year

	'17F	vs. '17P	vs. '16A
HSN	$2,432	(4.6%)	(1.7%)
Cornerstone	1,085	(0.3%)	(0.9%)
Net Sales	**$3,515**	**(3.3%)**	**(1.5%)**
HSN	$235	(9.7%)	(9.1%)
Cornerstone	48	11.7%	19.6%
Adj. EBITDA[(1)]	**$283**	**(6.7%)**	**(5.3%)**
% Margin	*8.1%*	*(29 bps)*	*(32 bps)*

Source: Hero Management.
Note: Dollars in millions.
(1) Adjusted EBITDA is before deduction of stock based compensation expense.

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-- CONFIDENTIAL --

Overview of Hero Management Plan

2017 outlook updated to reflect trends in 1H17; plan beyond 2017 prepared by Hero Management in January 2017

	Historical			Projections					'14A -'16A	'16A-'21P
	2014A	2015A	2016A	2017F	2018P	2019P	2020P	2021P	CAGR	CAGR
HSN Revenue	$2,476	$2,542	$2,475	$2,432	$2,626	$2,704	$2,785	$2,869	*(0.0%)*	*3.0%*
Cornerstone Revenue	1,114	1,151	1,095	1,085	1,162	1,243	1,316	1,390	*(0.9%)*	*4.9%*
(Less): Eliminations	(2)	(2)	(2)	(1)	(1)	(1)	(1)	(1)		
Total Revenue	**$3,588**	**$3,691**	**$3,567**	**$3,515**	**$3,786**	**$3,946**	**$4,100**	**$4,257**	*(0.3%)*	*3.6%*
YoY Growth		*2.9%*	*(3.3%)*	*(1.5%)*	*7.7%*	*4.2%*	*3.9%*	*3.8%*		
Gross Profit	**$1,273**	**$1,315**	**$1,217**	**$1,206**	**$1,316**	**$1,383**	**$1,447**	**$1,513**	*(2.2%)*	*4.5%*
% Margin	*35.5%*	*35.6%*	*34.1%*	*34.3%*	*34.8%*	*35.0%*	*35.3%*	*35.5%*		
(Less): Operating Expenses	($931)	($957)	($918)	($923)	($970)	($1,006)	($1,039)	($1,072)		
% of Revenue	*25.9%*	*25.9%*	*25.7%*	*26.3%*	*25.6%*	*25.5%*	*25.3%*	*25.2%*		
Adjusted EBITDA[(1)]	**$342**	**$357**	**$299**	**$283**	**$346**	**$377**	**$408**	**$441**	*(6.5%)*	*8.1%*
% Margin	*9.5%*	*9.7%*	*8.4%*	*8.1%*	*9.1%*	*9.5%*	*9.9%*	*10.4%*		
(Less): SBC	(16)	(18)	(19)	(21)	(22)	(22)	(23)	(24)		
Comparable EBITDA[(2)]	**$327**	**$339**	**$280**	**$262**	**$324**	**$354**	**$385**	**$417**	*(7.4%)*	*8.3%*
% Margin	*9.1%*	*9.2%*	*7.8%*	*7.5%*	*8.6%*	*9.0%*	*9.4%*	*9.8%*		
(Less): D&A / FA Sale	(44)	(44)	(43)	(47)	(49)	(52)	(56)	(59)		
(Less): Adjustments	2	(11)	(31)	–	–	–	–	–		
Reported EBIT	**$285**	**$284**	**$206**	**$215**	**$275**	**$302**	**$329**	**$358**	*(15.0%)*	*11.7%*
(Less): Net Interest	(7)	(15)	(16)	(14)	(16)	(16)	(16)	(17)		
Pre-Tax Income	$278	$269	$190	$200	$259	$286	$313	$341		
(Less): Taxes	(105)	(100)	(71)	(75)	(97)	(107)	(117)	(128)		
Net Income	$173	$169	$119	$125	$162	$179	$196	$213		
Plus: Adjustments	0	6	20	–	–	–	–	–		
Adjusted Net Income	**$173**	**$176**	**$138**	**$125**	**$162**	**$179**	**$196**	**$213**	*(10.6%)*	*9.1%*
Adjusted EPS	**$3.23**	**$3.28**	**$2.62**	**$2.35**	**$3.03**	**$3.34**	**$3.66**	**$3.99**	*(9.9%)*	*8.8%*
YoY Growth		*1.7%*	*(20.3%)*	*(10.3%)*	*29.1%*	*10.3%*	*9.4%*	*9.1%*		
Memo: Pro forma for divestitures of TravelSmith and Chasing Fireflies										
Revenue	$3,475	$3,591	$3,524	$3,515	$3,786	$3,946	$4,100	$4,257	0.7%	3.9%
Adjusted EBITDA	340	361	304	283	346	377	408	441	(5.5%)	7.7%

Source: Hero Management.
Note: Dollars in millions. Revenue and EBITDA historical figures are pro forma for divestitures of TravelSmith and Chasing Fireflies from Cornerstone.
(1) Adjusted EBITDA is before deduction of stock based compensation expense.
(2) Comparable EBITDA is after deduction of stock based compensation expense.

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--CONFIDENTIAL --Overview of Queen Financial Plan Based on Hero Management view of Queen Management plan; projections not affected by GCI-Lion transaction Source: Hero Management. Note: (1) (2) (3) Dollars in millions. Adjusted EBITDA is before the deduction of stock-based compensation expense. Comparable EBITDA is after deduction of stock based compensation expense. Does not include transaction amortization. Assumes transaction amortization is not tax deductible for cash tax purposes, per Queen company filings. Includes capitalized TV distribution fees of ~$90mm per year. 11 (4) Historical 2014A 2015A 2016A Hero Management Projections 2017E 2018E 2019E 2020E 2021E CAGR '14A-'16A '16A-'21E Revenue $10,028 $9,169 $10,219 YoY Growth (8.6%) 11.5% $10,321 $10,568 $10,882 $11,197 $11,533 1.0% 2.4% 3.0% 2.9% 3.0% 0.9% 2.4% Gross Profit $3,650 $3,322 $3,577 $3,458 $3,551 $3,667 $3,785 $3,910 (1.0%) 1.8% % Margin 36.4% 36.2% 35.0% 33.5% 33.6% 33.7% 33.8% 33.9% (Less): Operating Expenses ($1,711) ($1,435) ($1,641) ($1,451) ($1,509) ($1,510) ($1,516) ($1,516) % of Revenue 17.1% 15.7% 16.1% 14.1% 14.3% 13.9% 13.5% 13.1% Adjusted EBITDA(1) $1,939 $1,887 $1,936 % Margin 19.3% 20.6% 18.9% $2,006 $2,042 $2,157 $2,269 $2,393 19.4% 19.3% 19.8% 20.3% 20.8% (0.1%) 4.3% (Less): Stock-Based Comp. (83) (60) (75) (67) (69) (71) (73) (75) Comparable EBITDA(2) $1,856 $1,827 $1,861 % Margin 18.5% 19.9% 18.2% $1,939 $1,973 $2,086 $2,196 $2,318 18.8% 18.7% 19.2% 19.6% 20.1% 0.1% 4.5% (Less): Depreciation (Less): Other Amortization(3) (Less): Other Adjusted EBIT (Before Trans. Amort) (Less): Taxes Plus: Depreciation Plus: Other Amortization (Less): in Net Working Capital (Less): Capital Expenditures(4) (179) (185) (191) (198) (205) (169) (181) (186) (180) (180) – – – – – $1,591 $1,608 $1,709 $1,819 $1,933 (581) (587) (624) (664) (706) 179 185 191 198 205 169 181 186 180 180 (63) (36) (46) (41) (53) (296) (301) (308) (314) (321) (1.1%) 4.5% Unlevered Free Cash Flow YoY Growth $999 $1,049 $1,109 $1,177 $1,239 5.0% 5.7% 6.1% 5.3%

--CONFIDENTIAL --Comparison of Hero and Queen Plans vs. Consensus ($ in millions) 12 Source: Hero Management, Wall Street Research as of July 5, 2017. Note:Hero broker universe includes BofA, Craig Hallum, FBR, Maxim, Sidoti , UBS, and Wunderlich. Queen broker universe includes AEGIS Capital, BofA, Craig Hallum, FBR, Maxim, UBS and Wunderlich. Queen Total Revenue$ 10,219$ 10,321$ 10,568$ 10,882 % Growth11.5%1.0%2.4%3.0% $ 10,219$ 10,284$ 10,616$ 11,007 11.5%0.6%3.2%3.7% $37 / 0.4%$(47) / (0.4)%$(125) / (1.1)% 36 bps(83 bps)(72 bps) # of Analysts 765 Adj. EBITDA (pre-SBC)$ 1,936$ 2,006$ 2,042$ 2,157 % Margin18.9%19.4%19.3%19.8% $ 1,936$ 1,966$ 2,053$ 2,184 18.9%19.1%19.3%19.8% $40 / 2.1%$(11) / (0.5)%$(27) / (1.2)% 32 bps(2 bps)(2 bps) # of Analysts 554 Management 2016A2017E2018E2019E Consensus 2016A2017E2018E2019E vs. Consensus 2017E2018E2019E Hero Total Revenue$ 3,567$ 3,515$ 3,786$ 3,946 % Growth(3.3)%(1.5)%7.7%4.2% $ 3,567$ 3,524$ 3,610$ 3,683 (3.3)%(1.2)%2.4%2.0% $(9) / (0.2)%$176 / 4.9%$263 / 7.1% (24 bps)526 bps221 bps # of Analysts 775 Adj. EBITDA (pre-SBC)$ 299$ 283$ 346$ 377 % Margin8.4%8.1%9.1%9.5% $ 299$ 286$ 307$ 342 8.4%8.1%8.5%9.3% $(3) / (0.9)%$39 / 12.7%$35 / 10.1% (5 bps)63 bps26 bps # of Analysts 664

Summary of Financial Analysis Section 3

--CONFIDENTIAL --Summary of Illustrative Per Hero Management Plan Financial Analyses for Hero Analyses Illustrative Price per Share Comments $ 50 EV/EBITDA on 2018E-2021E Comparable EBITDA(2) 8.0% to 9.5% weighted average cost of capital 9.0% to 10.0% weighted average cost of capital $500mm with a U.S. target in which the target shareholders owned <35% of the pro forma company(3) Low: EV/LTM EBITDA 8.0x (LTM Comparable EBITDA of $269mm(4)) Low: 12x NTM EPS (NTM Comparable EPS of $2.70)(2) Centerview Partners Low: $30.95 (21-Jun-2017) Low: $32.00 (BAML 03-May-2017) Proposal: 1.650x Exchange Ratio Implies Price of $40.36 based on Queen Series A Closing Price of $24.46 on July 5, 2017 Public filings, Hero Management, Bloomberg, Factset, Market data as of as of July 5, 2017. Current Price : $31.30 Source: Note: (1) (2) (3) (4) Balance sheet information as of March 31,2017. Share capitalization info per Hero Management as of June 29, 2017. Including dividends. Comparable EBITDA and EPS are after deduction of stock based compensation expense. Excludes real estate, financial and energy transactions. Pro forma for sale of Chasing Fireflies and TravelSmith. 14 Present Value of Future Share Price(1) $ 34 Goldman Sachs PV of 1-4 year future share price based on 7.0–9.0x one year forward Assuming cost of equity of 9.5% Discounted Cash Flow$ Goldman Sachs 36 $ 54 1.5% to 2.5% perpetuity growth rate Discounted Cash Flow$ 33 Centerview Partners $ 51 1.0% to 3.0% perpetuity growth rate Precedent Premia (All Stock Deals)$ Goldman Sachs 36 15% to 35% premia range based on one-day premia over past 10 years $ 42for precedent announced and completed all-stock transactions over Selected Transactions$ 31 $ 41 High: EV/LTM EBITDA 10.0x (LTM Comparable EBITDA of $269mm(4)) Trading Range – P/E$ 32 Centerview Partners $ 43 High: 16x NTM EPS (NTM Comparable EPS of $2.70)(2) $ 40 High: 9x NTM EBITDA (NTM Comparable EBITDA of $294mm)(2) Low: 7x NTM EBITDA (NTM Comparable EBITDA of $294mm)(2) Trading Range – EV / EBITDA$ 29 For Reference: 52-Week Trading Range$ 31 $ 53 High: $52.99 (12-Jul-2016) For Reference: Analyst Price Targets$ 31 $ 48 High: $48.00 (UBS 04-May-2017)

-- CONFIDENTIAL --

Summary of Illustrative Financial Analyses for Queen

Per Hero Management Plan

Analyses	Illustrative Price per Share	Comments
Present Value of Future Share Price *Goldman Sachs*	$ 17 – $ 30	■ PV of 1-4 year future share price based on 7.0–9.0x one year forward EV/EBITDA on 2018E-2021E Comparable EBITDA[1] ■ Assuming cost of equity of 11.0%
Discounted Cash Flow *Goldman Sachs*	$ 20 – $ 32	■ 1.5% to 2.5% perpetuity growth rate ■ 8.0% to 9.5% weighted average cost of capital
Discounted Cash Flow *Centerview*	$ 18 – $ 32	■ 1.0% to 3.0% perpetuity growth rate ■ 8.5% to 9.5% weighted average cost of capital
Trading Range – EV / EBITDA *Centerview*	$ 17 – $ 25	■ **High:** 9x NTM EBITDA (NTM Comparable EBITDA of $1,957mm)[1] ■ **Low:** 7x NTM EBITDA (NTM Comparable EBITDA of $1,957mm)[1]
For Reference: *52-Week Trading Range*	$ 18 – $ 27	■ **High:** $26.93 (28-Jul-2016) ■ **Low:** $18.12 (04-Nov-2016)
For Reference: *Analyst Price Targets*	$ 25 – $ 39	■ **High:** $39.00 (Maxim 10-May-2017) ■ **Low:** $25.00 (BAML 09-May-2017)

Current Price : $24.46

Source: Hero and Queen Management, Public filings, Bloomberg and Factset. Market data as of as of July 5, 2017.
Note: Balance sheet information as of March 31, 2017. Share capitalization info per Queen Management as of June 30, 2017.
(1) Comparable EBITDA is after deduction of stock-based compensation expense.

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Pro Forma Considerations Section 4

--CONFIDENTIAL --Exchange Ratio Over Time Since the Creation of Series A Queen Group Tracking Stock in October 2014 Exchange Ratio Analysis mium Price 3.00 x % % % % % % % 2.80 x 2.60 x 2.40 x 2.20 x 2.03 x 2.00 x 1.94 x 1.81 x 1.80 x Current Proposal: 1.650x 1.60 x 1.40 x 1.28 x 1.20 x Oct-2014 Mar-2015 Jul-2015 Dec-2015 May-2016 Sep-2016 Feb-2017 Jul-2017 Source: Bloomberg as of July 5, 2017 Note:Reflects exchange ratio since Series A Queen Group tracking stock began trading publicly in October, 2014. Hero prices adjusted for the special dividend completed in February, 2015. 17 (1) Exchange ratio defined Hero share price divided by Queen Series A share price. Share PriceExchangeImplied Pre QueenHeroRatio¹to Current Current$ 24.46$ 31.301.28 x0 1 Month Avg.24.2131.861.32 x3 3 Month Avg.22.9434.391.51 x18 6 Month Avg.21.1735.141.68 x31 1 Year Avg.21.2138.231.81 x42 2 Year Avg.23.8846.601.94 x51 Since Oct-14 Avg.25.0651.522.03 x59 Since Oct-14 Average = 2Y Average = 1Y Average =

-- CONFIDENTIAL --

Preliminary Cost Synergy Estimates

Per Hero Management Guidance

- Significant margin differential between Hero and Queen (~1,000 bps), largely driven by Hero's higher marketing/distribution expenses
  - —Hero Management estimates the greatest synergy opportunity in Program Distribution
- Combination potentially represents opportunity to reduce margin differential and also eliminate duplicative corporate functions

		Potential Synergy Opportunities	Illustrative Estimates ($mm)
	COGS/Gross Profit	■ Rate benefits from small carrier shipping and handling contracts and procurement opportunities	~$25 – $41
Operating Expenses	Variable Costs	■ Maximize call center utilization ■ Improve affiliate commissions through rate/volume benefits ■ Consolidate liquidation activity	~$2 – $5
Operating Expenses	Program Distribution Costs	■ Consolidate distribution contracts ■ Eliminate/consolidate affiliate sales and marketing costs	~$49 – $65
Operating Expenses	Other OpEx	■ Eliminate redundancies across OpEx costs ■ Streamline the supply chain	~$22 – $41
		Preliminary Run-Rate Cost Synergies	**~$97 – $152**
		Base Case Assumption	**$125**

Source: Hero Management.

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-- CONFIDENTIAL --

Pro Forma Financial Profile

Assumes illustrative $125mm of run-rate synergies

'16A-'21E Revenue CAGR


3.6%
2.4%
2.8%
Hero Standalone
Queen
Pro Forma

2021E Adj. EBITDA Margin[1]


10.4%
20.8%
18.7%
Hero Standalone
Queen
Pro Forma

Pro Forma Revenue Mix

Based on 2016A


Cornerstone
8%
Hero
18%
44%
Queen U.S.
zulily
11%
19%
Queen Intl

		Fiscal Year Ending December 31,						'16A-'21E
		2016A	2017E	2018E	2019E	2020E	2021E	CAGR
Queen Revenue		$10,219	$10,321	$10,568	$10,882	$11,197	$11,533	2.4%
Hero Revenue		3,567	3,515	3,786	3,946	4,100	4,257	3.6%
Revenue Synergies		–	–	–	–	–	–	
Pro Forma Revenue		**$13,786**	**$13,837**	**$14,354**	**$14,828**	**$15,297**	**$15,791**	**2.8%**
% YoY Growth			*0.4%*	*3.7%*	*3.3%*	*3.2%*	*3.2%*	
Memo: Hero Standalone Growth			*(1.5%)*	*7.7%*	*4.2%*	*3.9%*	*3.8%*	
Queen Adjusted EBITDA		$1,936	$2,006	$2,042	$2,157	$2,269	$2,393	4.3%
Hero Adjusted EBITDA		299	283	346	377	408	441	8.1%
Illustrative Net Synergies[1]		–	–	16	109	125	125	
Pro Forma Adjusted EBITDA[2]	***Pro forma net leverage ~3x[3]***	**$2,235**	**$2,290**	**$2,403**	**$2,643**	**$2,801**	**$2,959**	**5.8%**
% Margin		*16.2%*	*16.5%*	*16.7%*	*17.8%*	*18.3%*	*18.7%*	
Memo: Hero Standalone Margin		*8.4%*	*8.1%*	*9.1%*	*9.5%*	*9.9%*	*10.4%*	

Source: Hero Management.
Note: Dollars in millions.
(1) For illustrative purposes, assumes $125mm of run-rate synergies phased in 50% in 2018E and 100% in 2019E. Cost to achieve synergies equal to 50% of run-rate synergies and incurred 75% in 2018E and 25% in 2019E.
(2) Adjusted EBITDA is before deduction of stock based compensation expense.
(3) Based on illustrative pro forma balance sheet as of March 31, 2017 and 2017E Adjusted EBITDA.

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-- CONFIDENTIAL --

Illustrative Has / Gets Analysis and Value Creation Split

- Key Assumptions:
  - Based on **1.650x exchange ratio offer, implying an offer price of $40.36** as of July 5
  - **$125mm Synergies = $1,020mm value** (capitalized at blended EV/EBITDA multiple of 8.8x, less $75mm illustrative fees)

		Hero		Queen		Pro
		Per Share	Aggregate	Per Share	Aggregate	Forma
Has	**Enterprise Value**		**$2,154**		**$17,136**	**$19,291**
	(Less): Net Debt & NCI		(481)		(5,875)	
	Observed Market Equity Value	**$31.30**	**$1,674**	**$24.46**	**$11,261**	**$12,935**
	(Less): Queen Stake in Hero		–		(627)	
	Adjusted Equity Value	**$31.30**	**$1,674**	**$23.12**	**$10,634**	**$12,308**
	Implied Ownership		*13.6%*		*86.4%*	
	Implied Exchange Ratio		*1.28x*		*1.00x*	
Gets	**Targeted Exchange Ratio**		**1.650x**		**1.000x**	
	Implied Equity Value		**$2,111**	**$22.17**	**$10,198**	**$12,308**
	Implied Ownership		*17.1%*		*82.9%*	
	Implied Prem. / (Disc.) Before Synergies [(1)]		*26.1%*		*(9.4%)*	
	Plus: Share of Capitalized Synergies[(2)]	$3.27	$175	$1.84	$845	$1,020
	Value per Share w/ Synergies	**$42.74**	**$2,285**	**$24.01**[(3)]	**$11,043**[(3)]	
	Implied Prem. / (Disc.) After Synergies [(1)]		*36.6%*		*3.8%*	
	Value Creation		**$612**		**$408**	**$1,020**
	Share of Value Creation		*60.0%*		*40.0%*	

Source: Public filings, Hero Management, Queen Management and Factset as of July 5, 2017.

Note: Dollars in millions, except per share data. Based on economic ownership. Balance sheet data as of March 31, 2017. Hero share capitalization per Hero Management as of June 29, 2017. Queen share capitalization per Queen Management as of June 30, 2017.

(1) Represents share of pro forma equity value divided by standalone equity value minus 1.

(2) Capitalized at blended 2017E Comparable EV/EBITDA multiple of 8.8x.

(3) Reflects value of Queen before accounting for 38% stake in Hero. Including Hero stake, illustrative value per share is $25.86.

20

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Centerview Partners

--CONFIDENTIAL --Illustrative Pro Forma Share Price Based on 1.650x exchange ratio; current Queen Series A share price is $24.46 Analysis shows Queen’s illustrative pro forma share price at various EV / Comparable EBITDA multiples and levels of synergy credit assumed by investors Based on consensus estimates for Hero and Queen Illustrative Queen Share Price Impact from Transaction Credit for $125mm Synergies Pro Forma NTM EV / Comparable EBITDA Multiple 8.0x 8.5x 8.8x 9.0x 9.5x Blended Multiple Based on Consensus 21 Source: Hero Management, Wall Street research and Factset as of July 5, 2017. Note:Balance sheet information as of March 31, 2017. Comparable EBITDA is after deduction of stock-based compensation expense. Assumes $75mm of transaction fees. 0% (15%) (7%) (3%) 1% 10% 25% (13%) (5%) (1%) 4% 12% 50% (11%) (3%) 2% 6% 14% 75% (10%) (1%) 4% 8% 16% 100% (8%) 1% 6% 10% 19%

--CONFIDENTIAL --Pro Forma Queen Analysis at Various Prices Based on Hero Management projections for Hero and Queen ($ in millions) Current Queen Share Price $ 24.46 $ 23.00 $ 24.00 $ 25.00 $ 26.00 $ 27.00 $ 28.00 $ 29.00 Pro Forma Queen Share Price Pro Forma Diluted Shares Outstanding 514.4 515.0 515.3 515.6 516.3 517.0 517.7 518.5 Plus: Hero Debt $ 529 $ 529 $ 529 $ 529 $ 529 $ 529 $ 529 $ 529 Plus: Queen Debt 6,221 6,221 6,221 6,221 6,221 6,221 6,221 6,221 (Less): Hero Cash (48) (48) (48) (48) (48) (48) (48) (48) (Less): Queen Cash (379) (379) (379) (379) (379) (379) (379) (379) Plus: Queen NCI 755 755 755 755 755 755 755 755 Plus: Queen Joint Venture (QVC China) (95) (95) (95) (95) (95) (95) (95) (95) Plus: Transaction Fees 75 75 75 75 75 75 75 75 1 Current Multiples Pro Forma Enterprise Value / Comp. EBITDA2 2017E Comp. EBITDA Hero Queen $ 2,202 8.6 x 8.8 x 8.9 x 9.1 x 9.3 x 9.5 x 9.8 x 10.0 x 8.1 x 9.2 x NTM Comp. EBITDA $ 2,251 8.4 x 8.6 x 8.7 x 8.9 x 9.1 x 9.3 x 9.6 x 9.8 x 7.7 x 8.9 x 2018E Comp. EBITDA $ 2,297 8.2 x 8.5 x 8.6 x 8.7 x 8.9 x 9.1 x 9.4 x 9.6 x 7.4 x 8.7 x Pro Forma Enterprise Value / Comp. EBITDA (incl. run-rate synergies3) 2017E Comp. EBITDA $ 2,327 8.1 x 8.3 x 8.5 x 8.6 x 8.8 x 9.0 x 9.3 x 9.5 x NTM Comp. EBITDA $ 2,376 8.0 x 8.2 x 8.3 x 8.4 x 8.6 x 8.8 x 9.1 x 9.3 x 2018E Comp. EBITDA $ 2,422 7.8 x 8.0 x 8.1 x 8.2 x 8.5 x 8.7 x 8.9 x 9.1 x Source: Public filings, Hero Management. Market data as of July 5, 2017. 22 (1) (2) (3) Current Hero and Queens standalone multiples based on standalone comparable EBITDA based on Wall Street consensus forecasts. Comparable EBITDA is after deduction of stock-based compensation expense from Adjusted EBITDA. Includes run rate synergies of $125 million and excludes costs to achieve synergies. Implied Pro Forma Enterprise Value$ 18,890$ 19,418$ 19,662$ 19,949$ 20,480$ 21,016$ 21,554$ 22,094 Implied Pro Forma Equity Value$ 11,832$ 12,360$ 12,604$ 12,891$ 13,423$ 13,959$ 14,497$ 15,036

-- CONFIDENTIAL --

Illustrative Public Market Present Value of Future Share Price Analysis Based on Hero Management Standalone & Pro Forma Plan

Based on 1 Year Forward EV/EBITDA Multiples | *Goldman Sachs Perspective*

Hero Standalone Present Value of Future Stock Price + Dividends at 9.5% Cost of Equity


$ 31.30
$ 44.88
$ 46.66
$ 48.34
$ 49.99
$ 37.60
$ 39.52
$ 41.38
$ 43.21
$ 33.55
$ 35.55
$ 37.51
$ 39.43
Current
1/1/2018
1/1/2019
1/1/2020
1/1/2021
7.0x Forward EV/EBITDA
7.7x Forward EV/EBITDA¹
9.0x Forward EV/EBITDA

Balance Sheet at Current EV/EBITDA	Jan-2018E	Jan-2019E	Jan-2020E	Jan-2021E
1-Yr Forward Comparable EBITDA[3]	$ 324	$ 354	$ 385	$ 417
Net Debt	$ 427	$ 421	$ 386	$ 330
Diluted Shares Outstanding (mm)	53	53	53	53
Dividends Per Share	$ 1.40	$ 1.40	$ 1.40	$ 1.40

Queen Shares

Hero Shares at 1.650x Exchange Ratio

Pro Forma Present Value of Future Stock Price at 11.0% Cost of Equity

	Jan-2018E	Jan-2019E	Jan-2020E	Jan-2021E
9.0x	$ 32.22	$ 33.57	$ 35.02	$ 35.19
8.8x	$ 31.01	$ 32.43	$ 33.95	$ 34.22
8.0x	$ 27.19	$ 28.83	$ 30.57	$ 31.15
7.0x	$ 22.14	$ 24.08	$ 26.14	$ 27.17


$ 40.36
$ 53.16
$ 55.39
$ 57.78
$ 58.06
$ 51.17
$ 53.52
$ 56.01
$ 56.46
$ 44.87
$ 47.58
$ 50.45
$ 51.40
$ 36.52
$ 39.72
$ 43.13
$ 44.83
Current
1/1/2018
1/1/2019
1/1/2020
1/1/2021
7.0x Forward EV/EBITDA
8.0x Forward EV/EBITDA
8.8x Forward EV/EBITDA²
9.0x Forward EV/EBITDA

Balance Sheet at Blended EV/EBITDA	Jan-2018E	Jan-2019E	Jan-2020E	Jan-2021E
1-Yr Forward Comparable EBITDA[3]	$ 2,422	$ 2,566	$ 2,706	$ 2,860
Net Debt and EV Adjustments[4]	$ 7,149	$ 7,124	$ 6,948	$ 6,664
Diluted Shares Outstanding[4] (mm)	488	456	428	404
Dividends Per Share	-	-	-	-

Source: Hero Management. Market data as of July 5, 2017.

Note: In $ millions, except for per share data. Present Value of Future Stock Price includes dividends discounted based on mid-year convention. Future share prices and dividends discounted to March 31, 2017.

(1) Current Hero standalone trading multiple based on broker consensus.
(2) Blended multiple based on EBITDA contribution.
(3) Standalone and pro forma adjusted EBITDA is before deduction of stock based compensation expense. Pro forma comparable EBITDA includes run-rate synergies and excludes costs to achieve synergies.
(4) Net debt and diluted shares outstanding calculated based on run-rate synergies phased in 50% in 2018E and 100% in 2019E, and cost to achieve synergies equal to 50% of run-rate synergies and incurred 75% in 2018E and 25% in 2019E. EV adjustments include adjustments for noncontrolling interests and investments in affiliates.

Goldman Sachs

23

--CONFIDENTIAL --Illustrative Pro Forma Discounted Cash Flow Projected Unlevered Free Cash Flow & Terminal Value Goldman Sachs Perspective Analysis ($ in millions) Pro Forma Historical Pro Forma Terminal Year 2015A $ 12,860 2016A $ 13,786 2017E $ 13,837 2018E $ 14,354 2019E $ 14,828 2020E $ 15,297 2021E $ 15,791 Revenue $ 16,106 % Growth - 7.2% 0.4% 3.7% 3.3% 3.2% 3.2% 2.0% % Margin 17.5% 16.2% 16.5% 16.6% 17.1% 17.5% 17.9% 17.9 % Plus: Synergies 0 0 0 63 125 125 125 125 (Less): Stock-Based Compensation $(78) $(94) $(88) $(90) $(93) $(96) $(99) $(101) % Margin 16.8% 15.5% 15.9% 16.4% 17.3% 17.7% 18.1% 18.1% (Less): Costs to Achieve Synergies 0 0 0 (47) (16) 0 0 0 (Less): Depreciation & Amortization (excl. Trans. Amort) $(319) $(355) $(395) $(414) $(429) $(432) $(443) $(377) (Less): Other Expenses (12) (31) (1) (1) (1) (1) (1) (1) % Margin 14.3% 12.7% 13.1% 13.2% 14.3% 14.9% 15.3% 15.8% (Less): Adjusted Tax Expense (Blended) $(662) $(696) $(777) $(833) $(886) $(930) Plus: Depreciaton & Amortization (excl. Trans. Amort) 395 414 429 432 443 377 (Less): Capital Expenditures¹ (355) (383) (392) (394) (393) (401) (Less): Increase in NWC (69) (67) (62) (55) (71) (25) Plus: Other Non-Cash Items 1 1 1 1 1 - % of EBITDA 48.9% 52.1% 53.2% 53.3% 53.9 % Source: Hero Management. Note:Cash flows discounted to March 31,2017 using mid-year convention; financial analysis based on 2017E unlevered free cash flow remaining from March 31, 2017 until December 31, 2017. Terminal value calculated as of 2021E. Share price based on diluted shares outstanding. Implied EBITDA multiples based on adjusted EBITDA (post-SBC). Assumes $125 million of run-rate synergies, phased in 50% in 2018 and 100% thereafter. Shown net of cost to achieve synergies, which are assumed to be 50% of run-rate synergies, with 75% incurred in 2018 and 25% incurred in 2019. 24 (1) Includes $90mm of capital expenditures related to TV distribution rights. $ 1,558 $ 1,115 $ 1,167 $ 1,320 $ 1,423 $ 1,511 Unlevered Free Cash Flow $ 2,537 $ 1,806 $ 1,898 $ 2,120 $ 2,273 $ 2,417 EBIT $ 1,835 $ 1,755 $ 2,915 $ 2,202 $ 2,360 $ 2,566 $ 2,706 $ 2,860 Adj. EBITDA (post-SBC, incl. Synergies) $ 2,166 $ 2,141 $ 3,016 $ 2,290 $ 2,450 $ 2,659 $ 2,801 $ 2,959 Adj. EBITDA (pre-SBC, incl. synergies) $ 2,244 $ 2,235 $ 2,891 $ 2,290 $ 2,388 $ 2,534 $ 2,676 $ 2,834 Adj. EBITDA (pre-SBC, excl. synergies) $ 2,244 $ 2,235

-- CONFIDENTIAL --

Illustrative Discounted Cash Flow Sensitivities

Comparison of Implied Value Per Share to Hero
Goldman Sachs Perspective

Hero Standalone Value per Share

WACC	Perpetuity Growth Rate 1.5 %	2.0 %	2.5 %
8.0 %	$ 47.11	$ 50.26	$ 53.98
8.5 %	$ 43.07	$ 45.73	$ 48.80
9.0 %	$ 39.55	$ 41.79	$ 44.38
9.5 %	$ 36.42	$ 38.36	$ 40.55

Pro Forma Value per Share to Hero at 1.650x Exchange Ratio

WACC	Perpetuity Growth Rate 1.5 %	2.0 %	2.5 %
8.0 %	$ 50.95	$ 55.54	$ 60.97
8.5 %	$ 45.78	$ 49.65	$ 54.15
9.0 %	$ 41.26	$ 44.58	$ 48.39
9.5 %	$ 37.26	$ 40.14	$ 43.41

Source: Hero Management.

Note: Balance sheet information as of March 31, 2017. Share capitalization info per Hero Management as of June 29, 2017. Queen share capitalization info per Queen Management as of June 30, 2017. Cash flows discounted using mid-year convention; financial analysis based on 2017E unlevered free cash flow remaining from March 31, 2017 until December 31, 2017. Terminal value calculated as of 2021E. Share price based on diluted shares outstanding. Implied EBITDA multiples based on adjusted EBITDA (post-SBC). EV adjustments include noncontrolling interests and investments in affiliates. Pro forma analysis assumes $125 million of run-rate synergies, phased in 50% in 2018 and 100% thereafter. Shown net of cost to achieve synergies, which are assumed to be 50% of run-rate synergies, with 75% incurred in 2018 and 25% incurred in 2019.

(1) Calculated as terminal value at exit divided by terminal year adjusted EBITDA (post-SBC).

Goldman Sachs

25

GCI-Lion Transaction Considerations Section 5

-- CONFIDENTIAL --

GCI-Lion Transaction Summary

On April 4, 2017 Lion announced an agreement for the Ventures Group to acquire GCI and split-off the combined company (*"GCI-Lion"*) from Lion/Queen

- Lion acquires GCI in a $2.68bn enterprise value transaction
- Transaction structured so that Lion contributes assets to a new entity, GCI-Lion, in exchange for ~77% ownership (84% voting)
  - GCI shareholders receives $32.50 / share ($27.50 / share of common GCI-Lion stock and $5.00 / share of new voting preferred stock)
- Reattribute exchangeable bonds, ILG shares, portfolio of Green Energy Investments and cash to Queen Group pre-closing in a value neutral exchanges
- Lion will pursue tax-free separation of its stake in GCI-Lion by redeeming Ventures Group tracking stock for GCI-Lion shares
- Remaining Lion entity will be renamed Queen
- GCI-Lion and Queen Group will trade as separate asset based stocks



LIBERTY INTERACTIVE CORPORATION
Pre-Transaction
QVC GROUP
(Tracking Stock)
LIBERTY VENTURES
(Tracking Stock)
QVC
HSN
zulily
ILG
Green Energy Investments
Exchangeable Bonds
Charter Comm.
Lion Broadband
LendingTree
FTD
evite
Giggle
Other Private Assets
Post-Transaction
Reattributed along with ~$329mm of cash
Queen Group
(Asset Backed Stock)
QVC
zulily
HSN
Green Energy Investments
ilg
Exchange-able Bonds
GCI-Lion
(Asset Backed Stock)
GCI
Charter Communications
Lion Broadband
LendingTree
FTD
evite
Giggle
Other private assets

Source: Public filings and presentations.

27

Goldman Sachs | Centerview Partners

--CONFIDENTIAL --GCI-Lion Transaction Considerations GCI-Lion transaction will result in Queen becoming an asset-based stock, which has several potential benefits to Queen shareholders —Eligibility for inclusion in stock indices may increase liquidity, direct claim on Queen assets, greater flexibility for future strategic actions While markets are estimating high likelihood of GCI-Lion transaction closing, failure to close would likely reverse any benefits to Queen shares from the announcement As part of Lion complex, regardless of whether they are asset-based or tracking stock, Queen Series A shares, which Hero would receive in the merger, are entitled to only one vote per share vs. 10 votes per share for Series B shares Asset Stock vs. Tracking Stock The interests of Hero shareholders’ with respect to the reattribution are likely aligned with those of Lion’s controlling shareholders, who have a higher percentage interest in Queen than in GCI-Lion —Lion’s board has fiduciary duties to both Queen and Lion shareholders, providing strong incentive for reattribution to be “value neutral” However, there is some uncertainty surrounding the reattribution: —The exact assets and liabilities reattributed will not be determined until closing of the GCI transaction; Lion has flexibility to change the asset/liability mix —The exchangeable debentures are potentially a larger liability than what Lion has disclosed publicly and communicated in diligence and they are particularly sensitive to cost of capital assumptions —Additional risks associated with the debentures include potential changes in corporate tax policy and acceleration of tax liabilities due to cash acquisition of the companies whose securities underlie the debentures (e.g., Sprint, Centurylink, Motorola Solutions) Reattribution 28 Source: Public filings and presentations.

-- CONFIDENTIAL --

Overview of Assets / Liabilities to be Reattributed to Queen Group Pre-Closing

		Stated Value	Overview / Description
Assets	Cash	$329mm	▪ Final cash amount to be determined at close based on valuations and results of exchange offer for 1.75% Charter Exchangeable notes
Assets	Interval Leisure Group	$260mm (After-Tax)	▪ ~$3.4bn market cap publicly-traded, NASDAQ-listed provider of membership and leisure services to the vacation industry ▪ Former subsidiary of IAC founded in 1976 ▪ Lion holding represents ~12.8% of shares
Assets	Green Energy Investments	$138mm	▪ Certain alternative energy investments held by Ventures Group ▪ Generally operate at a loss but provide some favorable tax attributes ▪ Lion recorded a ~$98mm impairment related to these investments in 2015
Assets	Tax Benefits (Stock Options)	$23mm	▪ Relates to options on non-Queen equity where Queen will realize tax benefits but does not incur economic cost of dilution
Total		**$750mm**	
Liabilities	Exchangeable Debentures and Related Net Tax Attributes	$750mm	▪ Reflects Sprint/CTL 4% notes due 2029, Sprint/CTL 3.75% notes due 2030 and MSI 3.5% notes due 2031 ▪ Debt securities with exchangeability into an underlying basket of securities (or cash equal to fair market value) ▪ Allow for tax deductions in excess of cash coupon under contingent payment debt instrument (CPDI) rules

Source: Lion public filings and presentations and Factset as of July 5.

29

Goldman Sachs
Centerview Partners

-- CONFIDENTIAL --

Overview of Exchangeable Bonds

$750mm stated liability (to be adjusted at closing)

Exchangeable Bonds Overview

- Allows for ongoing tax deductions far in excess of cash coupon (imputed interest due to exchangeability)
- Debt securities with exchangeability into an underlying basket of securities (or cash equal to fair market value)
- Creates current period cash benefit from tax deductions in excess of stated interest
- Creates corresponding deferred tax liability ("DTL"), the accrued balance of which is expected to come due at maturity of underlying bond (effectively a non-interest bearing loan from the U.S. Government)
- Adjusted issue price (for tax) accretes annually to produce escalating tax benefit

Simplified Example

- $1bn bond at issuance with 4% cash coupon and 9% permissible interest deduction for tax purposes
- Delta between 4% cash coupon and 9% interest deduction accretes to adjusted issue price each year
  - Year 1 incremental interest deduction: (9%-4%) x $1bn = $50mm
- In Year 2, adjusted issue price has accreted by $50m of incremental interest deduction to $1.05b
  - Cash coupon remains $40mm (4% x $1bn), however, tax deductible interest is $9mm x 1.05b, creating incremental interest tax deduction of $54mm
- This compounding continues through to maturity

Securities Detail

	Bond Maturing,		
	2029	**2030**	**2031**
Underlying Securities	Sprint / CenturyLink	Sprint / CenturyLink	Motorola
Exchange Ratios	3.2265 S 0.786 CTL	2.3857 S 0.5746 CTL	5.2598 MSI
Cash Interest	4.00%	3.75%	3.50%
Face Value	$435	$436	$337
Fair Value	276	267	316
Interest Rate for Tax Purposes	9.069%	9.430%	9.500%
Accreted Basis	$1,302	$1,381	$1,645
2016 Interest Detail			
Cash Coupon	$19	$17	$21
Contingent Interest Tax	101	116	148
Total Interest Tax	$120	$133	$169

Source: Lion public materials.
Note: Dollars in millions.

30

Goldman Sachs
CENTERVIEW PARTNERS

-- CONFIDENTIAL --

Illustrative Value Implications to Queen of the Reattribution of Exchangeable Bonds and Certain Assets

Valuation Summary

- Valuation of exchangeables dependent on assumed discount rate for net cash tax benefits (annual tax savings and associated DTL at maturity) and existing DTLs (~$1.3bn currently)
- Lion Management discounting assets and liabilities at 8.5%, reflecting rate 150bps above illustrative cost of subordinated debentures
- Analysis assumes a 38% tax rate

	Disc. Rate	NPV Mkt. Val.
PV of Net Tax Benefits	8.5%	$802
PV of Existing DTL	8.5%	(425)
(Less): Market Value of Bonds @ 12/31/16[1]		(890)
(Less): Deferred Cancellation of Debt[2]		(124)
(Less): Adjustment for PV of Lost OID		(100)
(Less): Liability for Call Options / Other		(13)
Net Liability		**($750)**
Plus: Cash and Assets Transferred		750
Net Value of Reattribution		**–**

Illustrative Cash Flows Associated with Tax Asset/Liability

	Fiscal Year Ending													
	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2026E	2027E	2028E	2029E	2030E	2031E
Existing DTL[3]	–	–	–	–	–	–	–	–	–	–	–	($359)	($392)	($540)
Incremental DTL	–	–	–	–	–	–	–	–	–	–	–	(979)	(1,179)	(1,764)
Cash Tax Benefit	152	167	183	200	219	240	263	289	346	380	416	440	225	9
Cash Flows	**$152**	**$167**	**$183**	**$200**	**$219**	**$240**	**$263**	**$289**	**$346**	**$380**	**$416**	**($897)**	**($1,347)**	**($2,295)**

Source: Lion Management, approved by Hero.
Note: Assumes 38% tax rate per Lion Management guidance, approved by Hero. NPV analysis assumes mid-year discounting convention, discounted to December 31, 2016.
(1) Face value of debt as of December 31, 2016 was ~$300mm higher than market value.
(2) Assumes 4.5% discount rate.
(3) Net of DTL for mark-to-market adjustments.

31

Goldman Sachs CENTERVIEW PARTNERS

--CONFIDENTIAL --Sensitivity of Illustrative Value Implications to Queen of the Reattribution of Exchangeable Bonds and Certain Assets Assumes bonds remain outstanding to maturity with no extraordinary distributions for the underlying equity securities Assumes no change in corporate tax rate Discount Rate Sensitivity Per Share Impact to Queen Existing DTL Incr. DTL and Tax Benefits Existing DTL Incr. DTL and Tax Benefits 5.5% 7.0% 8.5% 10.0% 5.5% 7.0% 8.5% 10.0% 5.5% ($338) ($253) ($197) ($163) 5.5% ($0.73) ($0.55) ($0.43) ($0.35) 7.0% (229) (144) (89) (54) 7.0% (0.50) (0.31) (0.19) (0.12) 8.5% (141) (56) – 34 8.5% (0.31) (0.12) – 0.07 10.0% (68) 16 72 106 10.0% (0.15) 0.04 0.16 0.23 32 Source: Lion Management, approved by Hero. Note:Assumes 38% tax rate per Lion Management guidance, approved by Hero. NPV analysis assumes mid-year discounting convention, discounted to December 31, 2016.

Financial Analysis Detail Section 6

--CONFIDENTIAL --Illustrative Public Market Present Value of Future Share Price Analysis Based on Hero Management Plan Based on 1 Year Forward EV/EBITDA Multiples | Goldman Sachs Perspective ($ in millions, except for per share data) Future Value of Share Price Present Value of Future Stock Price + Dividends at 9.5% Cost of Equity $ 63.51 $ 57.22 $ 53.97 $ 51.62 $ 49.99 $ 48.28 $ 48.34 $ 46.66 $ 46.58 $ 44.88 $ 43.25 $ 43.21 $ 41.38 $ 48.67 $ 39.52 $ 38.78 $ 37.60 $ 43.32 $ 39.43 $ 38.60 $ 37.51 $ 35.55 $ 31.30 $ 31.30 $ 34.45 $ 33.55 Current 1/1/2018 1/1/2019 1/1/2020 1/1/2021 Current 1/1/2018 1/1/2019 1/1/2020 1/1/2021 7.0x Forward EV/EBITDA 7.7x Forward EV/EBITDA 9.0x Forward EV/EBITDA (Current Consensus Trading Multiple) Jan-2019E Balance Sheet at Current EV/EBITDA Jan-2018E Jan-2020E Jan-2021E 1-Yr Forward Comparable EBITDA(1) $ 324 $ 354 $ 385 $ 417 Net Debt $ 427 $ 421 $ 386 $ 330 Diluted Shares Outstanding (mm) 53 53 53 53 $ 1.40 $ 1.40 $ 1.40 $ 1.40 Dividends Per Share Source: Hero Management. Market data as of July 5, 2017. Note:Present Value of Future Stock Price includes dividends discounted based on mid-year convention. Future share prices and dividends discounted to March 31, 2017. 34 (1) Adjusted EBITDA is before deduction of stock based compensation expense.

--CONFIDENTIAL --Illustrative Hero Discounted Cash Flow Analysis Projected Unlevered Free Cash Flow & Terminal Value Goldman Sachs Perspective ($ in millions) Historical Management Projections Terminal Year 2014A 2015A 2016A 2017E 2018E 2019E 2020E 2021E Revenue $ 3,588 $ 3,691 $ 3,567 $ 3,515 $ 3,786 $ 3,946 $ 4,100 $ 4,257 $ 4,343 % Growth - 2.9% (3.3)% (1.5)% 7.7% 4.2% 3.9% 3.8% 2.0% % Margin 9.7% 9.7% 8.4% 8.1% 9.1% 9.5% 9.9% 10.4% 10.4% (Less): Stock-Based Compensation $(16) $(18) $(19) $(21) $(22) $(22) $(23) $(24) $(24) % Margin 9.2% 9.2% 7.8% 7.5% 8.6% 9.0% 9.4% 9.8% 9.8% (Less): Depreciation & Amortization $(44) $(43) $(43) $(47) $(48) $(51) $(55) $(58) $(59) (Less): Other Expenses 2 (12) (31) (1) (1) (1) (1) (1) - % Margin 8.1% 7.7% 5.8% 6.1% 7.3% 7.7% 8.0% 8.4% 8.4% (Less): Adjusted Tax Expense (37.5%) $(81) $(103) $(113) $(123) $(134) $(137) Plus: Depreciaton & Amortization 47 48 51 55 58 59 (Less): Capital Expenditures (59) (82) (84) (80) (73) (66) (Less): Increase in NWC (6) (31) (16) (14) (17) (6) Plus: Other Non-Cash Items 1 1 1 1 1 - % of EBITDA 31.4% 37.5% 41.1% 43.8% 48.1 % Source: Hero Management. Note:Cash flows discounted to March 31, 2017 using mid-year convention; financial analysis based on 2017E unlevered free cash flow remaining from March 31, 2017 until December 31, 2017. Terminal value calculated as of 2021E. Share price based on diluted shares outstanding. Implied EBITDA multiples based on adjusted EBITDA (post-SBC). 35 $ 216 $ 117 $ 109 $ 141 $ 168 $ 193 Unlevered Free Cash Flow $ 366 $ 215 $ 275 $ 302 $ 329 $ 358 EBIT $ 290 $ 284 $ 206 $ 425 $ 262 $ 324 $ 354 $ 385 $ 417 Adj. EBITDA (post-SBC) $ 332 $ 339 $ 280 $ 449 $ 283 $ 346 $ 377 $ 408 $ 441 Adj. EBITDA (pre-SBC) $ 347 $ 357 $ 299

-- CONFIDENTIAL --

Illustrative Discounted Cash Flow Sensitivities

Implied Value Per Share of Hero
Goldman Sachs Perspectives

($ in millions, except for per share data)

Enterprise Value

WACC	Perpetuity Growth Rate: 1.5 %	2.0 %	2.5 %
8.0 %	$ 3,014	$ 3,190	$ 3,398
8.5 %	$ 2,791	$ 2,937	$ 3,108
9.0 %	$ 2,597	$ 2,720	$ 2,863
9.5 %	$ 2,429	$ 2,533	$ 2,652

Value per Share

WACC	Perpetuity Growth Rate: 1.5 %	2.0 %	2.5 %
8.0 %	$ 47.11	$ 50.26	$ 53.98
8.5 %	$ 43.07	$ 45.73	$ 48.80
9.0 %	$ 39.55	$ 41.79	$ 44.38
9.5 %	$ 36.42	$ 38.36	$ 40.55

% of EV from Terminal Value

WACC	Perpetuity Growth Rate: 1.5 %	2.0 %	2.5 %
8.0 %	80.3 %	81.4 %	82.5 %
8.5 %	78.9 %	80.0 %	81.1 %
9.0 %	77.6 %	78.6 %	79.7 %
9.5 %	76.3 %	77.3 %	78.3 %

Implied Exit LTM EBITDA Multiple(1)

WACC	Perpetuity Growth Rate: 1.5 %	2.0 %	2.5 %
8.0 %	7.9 x	8.5 x	9.1 x
8.5 %	7.4 x	7.8 x	8.3 x
9.0 %	6.9 x	7.3 x	7.7 x
9.5 %	6.4 x	6.8 x	7.2 x

Source: Hero Management.
Note: Balance sheet information as of March 31,2017. Share capitalization info per Hero Management as of June 29, 2017. Cash flows discounted using mid-year convention; financial analysis based on 2017E unlevered free cash flow remaining from March 31, 2017 until December 31, 2017. Terminal value calculated as of 2021E. Share price based on diluted shares outstanding. Implied EBITDA multiples based on adjusted EBITDA (post-SBC).
(1) Calculated as terminal value at exit divided by terminal year adjusted EBITDA (post-SBC).

36

-- CONFIDENTIAL --

Illustrative Hero Discounted Cash Flow Analysis

Reflects Hero Management Case
Centerview Perspective

Hero Standalone Unlevered Free Cash Flows

	Fiscal Year Ending December 31,					
	2016A	2017E	2018E	2019E	2020E	2021E
Adjusted EBITDA	**$299**	**$283**	**$346**	**$377**	**$408**	**$441**
(Less): Stock-Based Compensation	(19)	(21)	(22)	(22)	(23)	(24)
Comparable EBITDA	**$280**	**$262**	**$324**	**$354**	**$385**	**$417**
(Less): D&A	(43)	(47)	(48)	(51)	(55)	(58)
(Less): Loss on Sale of FA	(0)	(1)	(1)	(1)	(1)	(1)
Adjusted EBIT	**$237**	**$215**	**$275**	**$302**	**$329**	**$358**
(Less): Taxes		(81)	(103)	(113)	(123)	(134)
Plus: D&A		47	48	51	55	58
(Less): Δ in Net Working Capital		(6)	(31)	(16)	(14)	(17)
(Less): Capital Expenditures		(59)	(82)	(84)	(80)	(73)
Plus: Loss on Sale of FA		1	1	1	1	1
Unlevered Free Cash Flow		**$117**	**$109**	**$141**	**$168**	**$193**
YoY Growth			*(7%)*	*30%*	*19%*	*15%*

	Enterprise Value ($bn)			Implied LTM Exit Multiple			Value per Share ($)		
Discount Rate	Perpetuity Growth Rate			Perpetuity Growth Rate			Perpetuity Growth Rate		
	1.0%	2.0%	3.0%	1.0%	2.0%	3.0%	1.0%	2.0%	3.0%
9.00%	$2.6	$2.9	$3.3	6.9x	8.0x	9.4x	$38.69	$44.19	$51.41
9.50%	2.4	2.7	3.0	6.5x	7.5x	8.7x	35.81	40.64	46.85
10.00%	2.3	2.5	2.8	6.2x	7.0x	8.1x	33.26	37.52	42.90

Source: Hero Management and Factset as of July 5, 2017.
Note: Dollars in millions, unless otherwise noted. Assumes mid-year discounting convention. Balance sheet information as of March 31, 2017. Share capitalization info per Hero Management as of June 29, 2017. Financial analysis based on unlevered free cash flow from March 31, 2017 until December 31, 2021. Terminal value calculated as of 2021E.

37
CENTERVIEW PARTNERS

--CONFIDENTIAL --Illustrative Discounted Cash Flow Sensitivities Implied value per share of Hero based on illustrative Hero DCF analysis Change in growth represents annual incremental revenue growth vs. Standalone Plan (in bps) Change in EBITDA margin represents cumulative incremental change to EBITDA margin over projection period; assumes even ramp throughout projection period (in bps) Goldman Sachs Perspective Centerview Perspective '21E Adj. EBITDA Margin (1) '21E Adj. EBITDA Margin (1) Annual to Management Plan Revenue Growth Annual to Management Plan Revenue Growth in bps (300) (200) (100) – 100 in bps (300) (200) (100) – 100 '16-'21E Rev. CAGR '16-'21E Rev. CAGR Source: Hero Management. Note:Balance sheet information as of March 31,2017. Share capitalization info per Hero Management as of June 29, 2017. Cash flows discounted using mid-year convention. Financial analysis based on unlevered free cash flow from March 31, 2017 until December 31, 2021. Terminal value calculated as of 2021E. Goldman Sachs perspective assumes 2.0% perpetuity growth rate and 9.0% discount rate. Centerview perspective assumes 2.0% perpetuity growth rate and 9.5% discount rate. Assumes change in EBITDA margin occurs in even increments across projection period. 38 (1) Adjusted EBITDA is before deduction of stock-based compensation expense. Cumulative to Management Plan Adj. EBITDA Margin Cumulative to Management Plan Adj. EBITDA Margin 0.6% 1.6% 2.6% 3.6% 4.6% 0.6% 1.6% 2.6% 3.6% 4.6% (100) ($11) ($9) ($8) ($6) ($4) 9.4% (50) (8) (7) (5) (3) (1) 9.9% – (6) (4) (2) $42 2 10.4% 50 (3) (1) 1 3 5 10.9% 100 (0) 2 4 6 8 11.4% (100) ($12) ($10) ($8) ($6) ($3) 9.4% (50) (10) (7) (5) (3) (0) 9.9% – (7) (5) (2) $41 2 10.4% 50 (5) (2) 0 3 5 10.9% 100 (2) 0 3 6 8 11.4%

--CONFIDENTIAL --Hero Illustrative Weighted Average Goldman Sachs Perspective Cost of Capital Analysis WACC Calculation WACC Sensitivity Analysis Metric Value Debt / Total Capitalization 10.0% 15.0% 20.0 % Target Capital Structure Target Debt / Total Capitalization 15.0% 5.5 % Cost of Equity Risk Free Rate¹ Equity Beta² Equity Risk Premium³ 6.5% 2.6% 1.03 6.9% 7.5 % Debt / Total Capitalization 10.0% 15.0% 20.0 % Cost of Debt Pre-Tax Cost of Debt4 Marginal Tax Rate5 After-Tax Cost of Debt 0.93 6.5% 37.5% 4.1% 1.03 1.13 Historical Equity Beta 1.20 1.03 1.00 0.80 0.60 0.40 Jul-15 Nov-15 Apr-16 Sep-16 Feb-17 Jul-17 Source: Hero Management, Axioma as of July 5, 2017. (1) (2) (3) (4) (5) U.S. Government bond yield, 4 ½% due June 2036. Axioma historical beta – 2 year weekly beta. Duff & Phelps’ 2015 U.S. Risk Premia Over Time (1926-2015). Estimated pre-tax cost of new long-term unsecured debt. Based on Hero management guidance. 39 Beta WACC8.8% 8.5%8.2%8.0% 9.1%8.8%8.5% 9.7%9.4%9.1 % Equity Beta Cost of Equity9.7% 9.0%8.7%8.4% 9.1%8.8%8.5% 9.2%8.9%8.7 % Pre-Tax Cost of Debt

--CONFIDENTIAL --Hero Cost of Capital Analysis Centerview Perspective Selected Beta Debt / Unlevered Beta(2) 0.85 Queen 1.15 0.86 55.7% Levered Beta(4) 0.97 Best Buy 1.07 1.03 7.5% Size Premium(6) 1.66% Dillard's 1.06 0.82 47.3% Cost of Equity 11.1% Ethan Allen 1.24 1.21 3.4% Tax Rate 38.0% GNC 1.05 0.39 271.3% Macy's 0.97 0.61 95.7% Debt / Equity Value Unlevered Beta Pier 1 Imports 1.41 1.09 47.2% 0.75 0.85 0.95 Ross 0.99 0.98 1.8% Signet 0.90 0.70 46.9% Tiffany & Co. 1.08 1.03 9.2% ULTA 0.88 0.88 0.0% Williams-Sonoma 0.89 0.88 1.0% Source: Company filings, treasury.gov, Bloomberg and FactSet as of July 5, 2017. (1) (2) (3) (4) Represents five year adjusted weekly average Beta relative to S&P 500. Unlevered Beta equals (levered Beta / (1 + ((1 – tax rate) * debt / equity)). Represents United States 20-year constant maturity treasury rate as of July 5, 2017. Represents levering of the unlevered Beta of the peers at target debt / equity ratio. Levered Beta = (unlevered Beta)*(1+(1-tax rate)*(debt / equity)). Assumes 38% tax rate. Historical spread between the U.S. government long bond and the S&P500. Source: Duff & Phelps 2017 Valuation Handbook. Size premium based on Duff & Phelps 2017 Valuation Handbook. Based on retail company bond yields. WACC equals ((debt / capitalization * (cost of debt * (1 – tax rate))) + (equity / capitalization * levered cost of equity)). Tax rate based on statutory tax rate. (5) (6) (7) (8) 40 75th Percentile1.060.9247.2% Peer Median0.960.8523.1% 25th Percentile0.890.684.1% Hero0.890.7531.2% Wal-Mart0.730.6520.3% TJX0.910.894.8% Target0.820.6544.0% Sally Beauty0.700.5064.7% 10.0% 9.2%9.9%10.6% 23.0% 8.9%9.6%10.3% 31.2% 8.8%9.5%10.1% RH0.770.6528.6% Overstock0.930.8514.4% WACC at Various Unlevered Betas and Debt / Equity Ratios(8) Kohl's1.010.7069.8% WACC(8)9.6% Foot Locker0.960.952.0% Pre-Tax Cost of Debt(7)5.5% eBay0.970.8523.1% Dick's0.880.872.2% Equity Risk Premium6.9% Bed, Bath & Beyond0.960.7932.9% Debt / Equity23.0% Companies Levered(1) Unlevered(2) Equity Risk Free Rate(3)2.63% WACC Peer Analysis Hero Peer-Based WACC

-- CONFIDENTIAL --

Premia in All-Stock Control Transactions

Select all-stock transactions in U.S. over past 10 years in which, pro forma for the transaction, target shareholders owned <35% of acquiror(1)

Date Announced	Target	Acquiror	TEV	1-Day Premium	PF Target Ownership	Forward Growth(2) Revenue	Forward Growth(2) EBITDA
4/4/17	General Communication	Liberty Interactive	$2.7	58%	23%	3%	2%
7/5/16	Thompson Creek Metals	Centerra Gold	1.1	32%	8%	14%	32%
9/29/15	Rentrak Corp	comScore	0.7	13%	34%	32%	58%
6/4/15	Bio-Reference Laboratories	OPKO Health	1.3	60%	14%	9%	4%
3/9/15	RTI International Metals	Alcoa	1.5	50%	7%	5%	10%
7/30/14	Journal Communications Inc	EW Scripps Co	0.7	22%	31%	4%	9%
7/28/14	Trulia Inc	Zillow Inc	2.8	25%	33%	27%	75%
2/20/14	Emeritus Corp	Brookdale Senior Living	5.4	32%	27%	3%	4%
1/28/14	Texas Industries	Martin Marietta Materials	2.7	15%	31%	19%	37%
5/20/13	Warner Chilcott	Actavis	8.5	34%	23%	(6%)	(4%)
4/14/08	Northwest Airlines	Delta Air Lines	7.0	17%	31%	5%	(5%)
12/13/07	AMIS Holdings	ON Semiconductor	1.1	38%	26%	8%	43%
9/24/07	Metal Management	Sims Group	1.6	18%	30%	(1%)	7%
3/18/07	InfraSource Services	Quanta Services	1.3	17%	25%	10% (3)	18% (3)
9/17/07	McLeodUSA	PAETEC Holding	0.6	11%	25%	(14%)	(38%)
25th Percentile				***17%***	***23%***	***3%***	***3%***
Median				***25%***	***26%***	***5%***	***9%***
75th Percentile				***36%***	***31%***	***12%***	***35%***

Source: Public filings and press reports, ThomsonOne and Factset.
Note: Dollars in billions.
(1) Includes announced and completed all-stock transactions over $500mm since 2007 with a U.S. target in which the target shareholders owned <35% of the pro forma company. Excludes real estate, financial and energy transactions.
(2) Represents growth of two year forward revenue/EBITDA over one year forward revenue/EBITDA as of time of announcement, per consensus estimates, unless otherwise noted.
(3) Represents LTM YoY growth, forward estimates not available.

41
Goldman Sachs | Centerview Partners

-- CONFIDENTIAL --

Selected Transaction Multiples

Date	Target	Acquiror	TEV	EV / LTM Comparable EBITDA[1]
Feb-14	Zale Corporation	Signet Jewelers	$1.2	15.6x
May-12	Cost Plus	Bed Bath & Beyond	0.7	12.7x
Feb-13	Office Max	Office Depot	1.8	12.2x
Feb-16	Rona	Lowe's	2.3	12.1x
Oct-16	Cabela's	Bass Pro Shop	5.6	11.8x
Jul-13	Saks	Hudson's Bay	2.9	10.8x
May-17	Kate Spade	Coach	2.4	10.4x
May-12	Charming Shoppes	Ascena Retail Group	0.8	9.9x
Sep-13	Neiman Marcus	CPP / Ares	6.0	9.4x
Nov-15	Petco	CVC, CPP	4.6	9.4x
Dec-14	PetSmart	BC Partners; GIC, Others	8.7	9.1x
Dec-13	Nine West	Sycamore Partners	2.1	8.6x
May-15	ANN Inc.	Ascena Retail Group	2.1	8.6x
Dec-10	Jo-Ann Stores	Leonard Green & Partners, L.P	1.5	7.3x
Nov-12	Oriental Trading Co	Berkshire Hathaway	0.5	7.1x
Nov-12	The Brick	Leon's Furniture	0.8	7.1x
Sep-14	Bluestem Brands	Capmark Financial Group	0.6	6.3x
Aug-15	Belk	Sycamore Partners	2.9	6.2x
Jun-17	Staples	Sycamore Partners	6.7	5.1x
25th Percentile				**7.2x**
Median				**9.4x**
75th Percentile				**11.3x**

Source: Company filings, Wall Street research.

Note: Dollars in billions. Based on select retail transactions with TEV above $0.5bn since January 1, 2010. Excludes transactions where public information to calculate EV / LTM EBITDA is unavailable: Perry Corp / Barney's New York, AEA Investors / At Home Group, Avon / Silpada Designs, Bain Capital / Bob's Discount Furniture, Berkshire Hathaway / Oriental Trading Co., Wal-Mart / Jet.com, Hudson's Bay / Gilt Groupe, Investor Group / eBay Enterprise , Ahold / Bol.com, Naspers Limited / Markafoni, Amazon.com / Quidsj, Rakuten / Price Minister.

(1) Represents LTM Comparable EBITDA, which is after deduction of stock-based compensation expense, when sufficient information was disclosed to determine Comparable EBITDA; otherwise represents EBITDA figure disclosed publicly.

42

Goldman Sachs Centerview Partners

-- CONFIDENTIAL --

Selected Trading Multiples

Specialty Retail | Department / Mass | Home Stores | eCommerce

NTM EV / Comparable EBITDA


ULTA 15.0x
RH 14.4x
eBay 13.2x
Overstock 12.5x
Tiffany & Co. 11.5x
TJX 9.4x
Ross 9.3x
Queen Consensus 8.9x
Ethan Allen 8.4x
Wal-Mart 8.2x
GNC 7.8x
Hero Consensus 7.7x
Signet 7.4x
Sally Beauty 7.2x
Best Buy 6.2x
Williams-Sonoma 6.1x
Target 6.1x
Dick's 4.9x
Kohl's 4.9x
Foot Locker 4.8x
Macy's 4.7x
Dillard's 4.4x
Bed, Bath & Beyond 4.4x
Pier 1 Imports 3.7x

Price / Comparable EPS


RH 33.7x
ULTA 31.1x
Tiffany & Co. 22.7x
eBay 19.1x
TJX 17.7x
Ross 17.5x
Ethan Allen 17.4x
Wal-Mart 16.9x
Best Buy 14.6x
Queen Consensus 13.3x
Williams-Sonoma 13.1x
Dillard's 13.0x
Target 12.4x
Hero Consensus 11.9x
Sally Beauty 10.8x
Kohl's 10.8x
Dick's 10.6x
Pier 1 Imports 10.6x
Foot Locker 9.5x
Signet 9.4x
Macy's 7.7x
Bed, Bath & Beyond 7.6x
GNC 5.6x
Overstock nm

Stats Ex - Hero	NTM EV / Comparable EBITDA	Price / Comparable EPS
25th Percentile:	4.9x	10.6x
Median:	7.4x	13.1x
75th Percentile:	9.4x	17.5x

Source: Hero Management, company filings and FactSet as of July 5, 2017.

Note: Comparable EBITDA is after deduction of stock-based compensation expense from Adjusted EBITDA. Comparable EPS is after deduction of stock-based compensation expense and before deduction of after-tax intangible amortization from EPS.

43

Goldman Sachs | CENTERVIEW PARTNERS

--CONFIDENTIAL --Selected Analyst Perspectives on Hero to Current Share Price Valuation Methodology Broker(1) Price Target Rating 44 Source: Wall Street research as of July 5, 2017. (1) Includes brokers with accessible price targets. 67% Buy Selected Analysts (n=9) $40.89 30.6% 33% Hold 0% Sell $48.00 53.4% Buy P/E Multiple $48.00 53.4% Buy Weighted Average Multiple $46.00 47.0% Buy DCF $42.00 34.2% Buy DCF $40.00 27.8% Hold EV/EBITDA Multiple $39.00 24.6% Buy N/A $38.00 21.4% Buy P/E Multiple $35.00 11.8% Hold P/E Multiple $32.00 2.2% Hold EV / EBITDA Multiple Current Price: $31.30

-- CONFIDENTIAL --

Illustrative Public Market Present Value of Future Share Price Analysis Based on Hero Management Standalone Plan for Queen

Based on 1 Year Forward EV/EBITDA Multiples | *Goldman Sachs Perspective*

($ in millions, except for per share data)

Future Value of Share Price



$ 43.67
$ 37.57
$ 43.18
$ 38.76
$ 32.32
$ 37.10
$ 27.47
$ 31.86
$ 32.79
$ 33.94
$ 27.04
$ 27.70
$ 28.03
$ 24.46
$ 23.06
$ 23.06
$ 18.62
Current
1/1/2018
1/1/2019
1/1/2020
1/1/2021

Present Value of Future Stock Price at 11.0% Cost of Equity



$ 29.53
$ 28.20
$ 26.93
$ 25.41
$ 29.19
$ 27.84
$ 26.54
$ 25.00
$ 26.21
$ 24.61
$ 23.07
$ 24.46
$ 21.33
$ 22.95
$ 21.04
$ 19.21
$ 17.22
Current
1/1/2018
1/1/2019
1/1/2020
1/1/2021

7.0x Forward EV/EBITDA | 8.0x Forward EV/EBITDA | 8.9x Forward EV/EBITDA (Current Consensus Trading Multiple) | 9.0x Forward EV/EBITDA

Balance Sheet at Current EV/EBITDA	Jan-2018E	Jan-2019E	Jan-2020E	Jan-2021E
1-Yr Forward Comparable EBITDA[1]	$ 1,973	$ 2,086	$ 2,196	$ 2,318
Net Debt and EV Adjustments[2]	$ 5,871	$ 5,657	$ 5,371	$ 4,999
Diluted Shares Outstanding (mm)	432	405	382	362
Dividends Per Share	-	-	-	-

Source: Hero Management. Market data as of July 5, 2017.

Note: Present Value of Future Stock Price includes dividends discounted based on mid-year convention. Future share prices discounted to March 31, 2017.

(1) Adjusted EBITDA is before deduction of stock based compensation expense.

(2) EV adjustments include noncontrolling interests and investments in affiliates; stake in Hero valued at Hero future share price based on Hero's current consensus forward EV/EBITDA.

Goldman Sachs

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--CONFIDENTIAL --Illustrative Queen Discounted Cash Flow Projected Unlevered Free Cash Flow & Terminal Value Goldman Sachs Perspective Analysis ($ in millions) Historical Management Projections Terminal Year 2014A 2015A 2016A 2017E 2018E 2019E 2020E 2021E Revenue $ 10,028 $ 9,169 $ 10,219 $ 10,321 $ 10,568 $ 10,882 $ 11,197 $ 11,533 $ 11,764 % Growth - (8.6)% 11.5% 1.0% 2.4% 3.0% 2.9% 3.0% 2.0% % Margin 19.3% 20.6% 18.9% 19.4% 19.3% 19.8% 20.3% 20.8% 20.8% (Less): Stock-Based Compensation $(83) $(60) $(75) $(67) $(69) $(71) $(73) $(75) $(76) % Margin 18.5% 19.9% 18.2% 18.8% 18.7% 19.2% 19.6% 20.1% 20.1% (Less): Depreciation & Amortization (excl. Trans. Amort.) $(264) $(276) $(312) $(348) $(365) $(378) $(377) $(385) $(310) % Margin 15.8% 16.9% 15.2% 15.4% 15.2% 15.7% 16.2% 16.8% 17.5% (Less): Adjusted Tax Expense (36.5%) $(581) $(587) $(624) $(664) $(706) $(750) Plus: Depreciaton & Amortization (excl. Trans. Amort.) 348 365 378 377 385 310 (Less): Capital Expenditures1 (296) (301) (308) (314) (321) (325) (Less): Increase in NWC (63) (36) (46) (41) (53) (20) % of Adjusted EBITDA 51.4% 51.4% 51.9% 51.8% 52.0 % Source: Hero Management. Note:Cash flows discounted to March 31,2017 using mid-year convention; financial analysis based on 2017E unlevered free cash flow remaining from March 31, 2017 until December 31, 2017. Terminal value calculated as of 2021E. Share price based on diluted shares outstanding. Implied EBITDA multiples based on adjusted EBITDA (post-SBC). 46 (1) Includes $90mm of capital expenditures related to TV distribution rights. $ 1,269 $ 999$ 1,049$ 1,109$ 1,177$ 1,239 Unlevered Free Cash Flow $ 2,055 $ 1,591$ 1,608$ 1,709$ 1,819$ 1,933 EBIT$ 1,585$ 1,551$ 1,549 $ 2,365 $ 1,939$ 1,973$ 2,086$ 2,196$ 2,318 Adj. EBITDA (post-SBC)$ 1,856$ 1,827$ 1,861 $ 2,441 $ 2,006$ 2,042$ 2,157$ 2,269$ 2,393 Adj. EBITDA (pre-SBC)$ 1,939$ 1,887$ 1,936

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Illustrative Discounted Cash Flow Sensitivities

Implied Value Per Share of Queen
Goldman Sachs Perspective

($ in millions, except for per share data)

Enterprise Value

WACC	Perpetuity Growth Rate 1.5 %	2.0 %	2.5 %
8.0 %	$ 18,351	$ 19,527	$ 20,917
8.5 %	$ 17,044	$ 18,033	$ 19,186
9.0 %	$ 15,912	$ 16,752	$ 17,722
9.5 %	$ 14,921	$ 15,642	$ 16,467

Value per Share

WACC	Perpetuity Growth Rate 1.5 %	2.0 %	2.5 %
8.0 %	$ 27.03	$ 29.46	$ 32.31
8.5 %	$ 24.29	$ 26.36	$ 28.75
9.0 %	$ 21.89	$ 23.67	$ 25.71
9.5 %	$ 19.79	$ 21.32	$ 23.07

% of EV from Terminal Value

WACC	Perpetuity Growth Rate 1.5 %	2.0 %	2.5 %
8.0 %	76.7 %	78.1 %	79.6 %
8.5 %	75.2 %	76.6 %	78.0 %
9.0 %	73.7 %	75.1 %	76.4 %
9.5 %	72.3 %	73.6 %	74.9 %

Implied Exit LTM EBITDA Multiple(1)

WACC	Perpetuity Growth Rate 1.5 %	2.0 %	2.5 %
8.0 %	8.3 x	8.9 x	9.7 x
8.5 %	7.7 x	8.3 x	8.9 x
9.0 %	7.2 x	7.7 x	8.2 x
9.5 %	6.7 x	7.2 x	7.6 x

Source: Hero and Queen Management.
Note: Balance sheet information as of March 31, 2017. Share capitalization info per Queen Management as of June 30, 2017. Cash flows discounted using mid-year convention; financial analysis based on 2017E unlevered free cash flow remaining from March 31, 2017 until December 31, 2017. Terminal value calculated as of 2021E. Share price based on diluted shares outstanding. Implied EBITDA multiples based on adjusted EBITDA (post-SBC). EV adjustments include noncontrolling interests and investments in affiliates.
(1) Calculated as terminal value at exit divided by terminal year adjusted EBITDA (post-SBC).

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Illustrative Queen Discounted Cash Flow Analysis

Centerview Perspective

Queen Standalone Unlevered Free Cash Flows

	Fiscal Year Ending December 31,					
	2016A	2017E	2018E	2019E	2020E	2021E
Adjusted EBITDA	$1,936	$2,006	$2,042	$2,157	$2,269	$2,393
(Less): Stock-Based Compensation	(75)	(67)	(69)	(71)	(73)	(75)
Comparable EBITDA	$1,861	$1,939	$1,973	$2,086	$2,196	$2,318
(Less): D&A (Excluding Trans. Amort.)[1]	(312)	(348)	(365)	(378)	(377)	(385)
Adjusted EBIT (Excluding Trans. Amort.)[1]	$1,549	$1,591	$1,608	$1,709	$1,819	$1,933
(Less): Taxes		(581)	(587)	(624)	(664)	(706)
Plus: D&A (Exluding Trans. Amort.)[1]		348	365	378	377	385
(Less): Δ in Net Working Capital		(63)	(36)	(46)	(41)	(53)
(Less): Capital Expenditures[2]		(296)	(301)	(308)	(314)	(321)
Unlevered Free Cash Flow		$999	$1,049	$1,109	$1,177	$1,239
YoY Growth			*5.0%*	*5.7%*	*6.1%*	*5.3%*

	Enterprise Value ($bn)			Implied LTM Exit Multiple			Value per Share ($)		
Discount Rate	Perpetuity Growth Rate 1.0%	2.0%	3.0%	Perpetuity Growth Rate 1.0%	2.0%	3.0%	Perpetuity Growth Rate 1.0%	2.0%	3.0%
8.5%	$16.1	$18.1	$20.8	7.4x	8.6x	10.2x	$22.37	$26.49	$31.98
9.0%	15.2	16.8	19.1	6.9x	8.0x	9.4x	20.29	23.85	28.51
9.5%	14.3	15.7	17.6	6.5x	7.5x	8.7x	18.45	21.53	0.01

Source: Hero Management.

Note: Dollars in millions, unless otherwise noted. Assumes mid-year discounting convention. Balance sheet information as of March 31, 2017. Share capitalization info per Queen Management as of June 30, 2017. Financial analysis based on unlevered free cash flow from March 31, 2017 until December 31, 2021. Terminal value calculated as of 2021E.

(1) Does not include transaction amortization. Assumes transaction amortization is not tax deductible for cash tax purposes, per Queen company filings.

(2) Includes capitalized TV distribution fees of ~$90mm per year.

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--CONFIDENTIAL --Queen Illustrative Weighted Average Goldman Sachs Perspective Cost of Capital Analysis WACC Calculation WACC Sensitivity Analysis Metric Value Debt / Total Capitalization Target Capital Structure Target Debt / Total Capitalization 30.0% 35.0% 40.0% 35.0% 5.5 % Cost of Equity Risk Free Rate¹ Equity Beta² Equity Risk Premium³ 6.5% 2.6% 1.22 6.9% 7.5 % Debt / Total Capitalization 30.0% 35.0% 40.0 % Cost of Debt Pre-Tax Cost of Debt4 Marginal Tax Rate5 After-Tax Cost of Debt 1.12 6.5% 36.5% 4.1% 1.22 1.32 Historical Equity Beta 1.40 1.25 1.22 1.10 0.95 0.80 Jul-15 Nov-15 Apr-16 Sep-16 Feb-17 Jul-17 Source: Hero Management, Axioma as of July 5, 2017. (1) (2) (3) (4) (5) U.S. Government bond yield, 4 ½% due June 2036. Axioma historical beta – 2 year weekly beta. Duff & Phelps’ 2015 U.S. Risk Premia Over Time (1926-2015). Estimated pre-tax cost of new long-term unsecured debt. Based on Hero management guidance. 49 Beta WACC8.6% 8.4%8.1%7.8% 8.9%8.6%8.2% 9.4%9.0%8.7 % Equity Beta Cost of Equity10.9% 8.7%8.3%8.0% 8.9%8.6%8.2% 9.1%8.8%8.5 % Pre-Tax Cost of Debt

--CONFIDENTIAL --Queen Cost of Capital Centerview Perspective Analysis Selected Beta Debt / Unlevered Beta(2) 0.85 Hero 0.89 0.75 31.2% Levered Beta(4) 0.97 Best Buy 1.07 1.03 7.5% Size Premium(6) 0.61% Dillard's 1.06 0.82 47.3% Cost of Equity 9.9% Ethan Allen 1.24 1.21 3.4% Tax Rate 38.0% GNC 1.05 0.36 307.3% Macy's 0.97 0.61 95.7% Debt / Equity Value Unlevered Beta Pier 1 Imports 1.41 1.09 48.1% 0.75 0.85 0.95 Ross 0.99 0.98 1.8% Signet 0.90 0.70 46.9% Tiffany & Co. 1.08 1.03 9.2% ULTA 0.88 0.88 0.0% Williams-Sonoma 0.89 0.88 1.0% Source: Company filings, treasury.gov, Bloomberg and FactSet as of July 5, 2017. (1) (2) (3) (4) Represents five year adjusted weekly average Beta relative to S&P 500. Unlevered Beta equals (levered Beta / (1 + ((1 – tax rate) * debt / equity)). Represents United States 20-year constant maturity treasury rate as of July 5, 2017. Represents levering of the unlevered Beta of the peers at target debt / equity ratio. Levered Beta = (unlevered Beta)*(1+(1-tax rate)*(debt / equity)). Assumes 38% tax rate. Historical spread between the U.S. government long bond and the S&P500. Source: Duff & Phelps 2017 Valuation Handbook. Size premium based on Duff & Phelps 2017 Valuation Handbook. Based on retail company bond yields. WACC equals ((debt / capitalization * (cost of debt * (1 – tax rate))) + (equity / capitalization * levered cost of equity)). Tax rate based on statutory tax rate. (5) (6) (7) (8) 50 75th Percentile1.030.9247.1% Peer Median0.960.8523.1% 25th Percentile0.890.684.1% Queen1.150.8655.7% Wal-Mart0.730.6520.3% TJX0.910.894.8% Target0.820.6544.0% Sally Beauty0.700.5064.9% 10.0% 8.3%8.9%9.6% 23.0% 8.1%8.7%9.4% 55.7% 7.8%8.4%9.0% RH0.770.6528.6% Overstock0.930.8514.4% WACC at Various Unlevered Betas and Debt / Equity Ratios(8) Kohl's1.010.7069.8% WACC(8)8.7% Foot Locker0.960.952.0% Pre-Tax Cost of Debt(7)5.5% eBay0.970.8523.1% Dick's0.880.872.2% Equity Risk Premium6.9% Bed, Bath & Beyond0.960.7933.7% Debt / Equity23.0% Companies Levered(1) Unlevered(2) Equity Risk Free Rate(3)2.63% WACC Peer Analysis Queen Peer-Based WACC

--CONFIDENTIAL --Selected Analyst Perspectives on Queen to Current Share Price Valuation Methodology Broker(1) Price Target Rating 51 Source: Wall Street research as of July 5, 2017. (1) Includes brokers with accessible price targets. 100% Buy Selected Analysts (n=9) $29.39 20.2% 0% Hold 0% Sell $39.00 59.4% Buy DCF $33.00 34.9% Buy DCF $31.00 26.7% Buy EV/EBITDA Multiple $28.00 14.5% Buy EV/EBITDA Multiple $28.00 14.5% Buy Weighted Average Multiple $27.50 12.4% Buy N/A $27.00 10.4% Buy N/A $26.00 6.3% Buy P/E Multiple $25.00 2.2% Buy EV / EBITDA Multiple Current Price: $24.46

Supplementary Reference Materials

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Relative Valuation Analysis

Centerview Perspective

		Illustrative Implied Exchange Ratio		Illustrative Implied Ownership for Hero Public Shareholders	
				Low	High
		Lion Proposal: 1.65x		Lion Proposal: 10.7%	
Reference	52-Week Trading Range	1.28x	2.17x	8.5%	13.8%
Reference	Analyst Price Targets	0.75x	2.16x	5.2%	13.8%
Selected Retail Trading Multiples	Comparable EBITDA[(1)]	1.20x	2.31x	8.0%	14.6%
DCF Analysis	Perpetuity Growth	1.09x	2.75x	7.3%	17.1%

Source: Hero Management, Wall Street research and Factset as of July 5, 2017.

Note: Balance sheet information as of March 31, 2017. Hero share capitalization info per Hero Management as of June 29, 2017. Queen share capitalization info per Queen Management as of June 30, 2017. Analysis reflects maximum range of exchange ratios based on Queen and Hero respective standalone ranges. For Comparable EBITDA and Discounted Cash Flow Analysis, ratio is calculated after adjusting for the corresponding value of Queen's stake in Hero (e.g. in ratio of Queen High DCF value to Hero Low DCF value, Queen High DCF Value includes the value of its stake in Hero at the price per share implied by Hero Low DCF Value).

(1) Comparable EBITDA is calculated after deduction of stock-based compensation expense.

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--CONFIDENTIAL --Relative Stock Price Performance Over Time Hero and Queen versus Selected Comparable Companies and S&P 500 Last Two Years 160% 150% 140% 130% .1% 120% 110% 100% $24.46 2.3)% 90% 14.8)% 80% 70% 60% .30 55.4)% 50% 40% Jul-2015 Nov-2015 Mar-2016 Hero Jul-2016 Nov-2016 S&P 500 Mar-2017 Jul-2017 Queen Peers Source: Company filings, Bloomberg as of July 5, 2017. Note:Peers include ULTA, Best Buy, Tiffany, Foot Locker, Dick's, Signet, GNC, Sally Beauty for Specialty Retail; Bed Bath & Beyond, Williams-Sonoma, Restoration Hardware, Ethan Allen, Pier 1 for Home Retail; Wal-Mart, TJ Maxx, Target, Ross, Kohl's, Macy's, Dillard's for Department Stores / Mass and eBay and Overstock for e-Commerce. 54 Indexed Total Return Share Price Performance (%)2Y1Y6M3M1M Hero(55.4)% (35.8)% (6.9)% (15.8)%(3.5)% Queen(12.3)(2.5)24.019.51.8 Peers(14.8)9.2(1.5)(0.5)3.9 Special Retail(7.2)3.2(8.3)0.31.8 Home Retail(33.3)17.47.40.310.8 Department Stores/Mass(22.3)(7.1)(9.2)(0.7)(1.5) E-Commerce3.623.24.1(1.8)4.317 S&P 50017.116.57.23.4(0.2) (1 ( $31 (